2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment number 4 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated December 13, 1999, relating to the financial statements and financial highlights of the Tax Managed Equity Fund which appears in the October 31, 1999 Annual Report to Shareholders of the SunAmerica Strategic Investment Series, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
New York, New York
June 13, 2000